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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               TELXON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 NOT APPLICABLE
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

TEXLON LOGO
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                                                                  Frank E. Brick
                                                                   President and
                                                         Chief Executive Officer

                                          August 28, 1998

Dear Fellow Stockholder:

     I am pleased to advise you that Telxon Corporation and Guy P. Wyser-Pratte have settled their dispute over the matters that Mr. Wyser-Pratte announced his intention to propose at the Company's Annual Meeting of Stockholders scheduled for September 15, 1998. Mr. Wyser-Pratte has agreed to withdraw his proposals and his nomination of a candidate for election to the Board of Directors.

     The settlement, which is described in detail in the accompanying Supplement to the Company's August 11, 1998 Proxy Statement previously mailed to you, will enable the Board of Directors and management to continue to focus their full attention on maximizing and protecting the value of the Company for our stockholders.

     Your Board of Directors unanimously recommends that you vote for the election of Richard J. Bogomolny and John H. Cribb to the Company's Board of Directors, who, as a result of the settlement, will be the only persons standing for election at the Annual Meeting. In order to ensure that your vote for the Board's above two nominees is counted, please sign, date and mail the enclosed revised white proxy card. Your prompt attention will be greatly appreciated.

                                          Sincerely yours,

                                          /s/ Frank E. Brick
                                          FRANK E. BRICK
                                          President and Chief Executive Officer

   TELXON CORPORATION / 3330 West Market Street / P.O. Box 5582 / Akron,
                                Ohio 44334-0582

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                            Telxon Corporation Logo

                            3330 West Market Street
                               Akron, Ohio 44333

                               ------------------

                                 SUPPLEMENT TO
                                PROXY STATEMENT

     This Supplement (the "Supplement") amends the Proxy Statement dated August 11, 1998 (the "Proxy Statement") and the related Notice of Annual Meeting of Stockholders of Telxon Corporation (the "Company") previously sent to the Company's stockholders in connection with the 1998 Annual Meeting of Stockholders of the Company to be held on Tuesday, September 15, 1998 at 10:00 A.M., E.D.T., at the Weathervane Community Playhouse, 1301 Weathervane Lane, Akron, Ohio 44313 (the "Annual Meeting"). The record date for the determination of the holders of common stock, par value $.01 per share (the "Common Stock"), of the Company who are entitled to notice of and to vote at the Annual Meeting continues to be the same July 17, 1998 record date as specified in the Proxy Statement.

     This Supplement contains important information relating to a Settlement Agreement dated August 26, 1998 (the "Settlement Agreement") by and among the Company and Wyser-Pratte & Co., Inc., Guy P. Wyser-Pratte, and Eric Longmire (collectively, the "Wyser-Pratte Group"), which had previously reported beneficial ownership of approximately 4.9% of the Company's outstanding shares of Common Stock. As more fully described below, the Settlement Agreement provides, among other things, that (i) the Wyser-Pratte Group will withdraw its nomination of Jonathan R. Macey for election as a director of the Company and all other stockholder proposals it submitted to the Company, including those regarding proposed bylaw amendments, (ii) the Company and the Wyser-Pratte Group will cooperate with each other to select a candidate to fill the existing vacancy (the "Vacancy") on the Company's Board of Directors (the "Board") by October 31, 1998, (iii) the Company and the Wyser-Pratte Group will withdraw all litigation relating to the Wyser-Pratte Group's announced proposals and the Company's Annual Meeting, (iv) the Company has agreed from September 1, 1998 through May 31, 1999 to take all corporate actions necessary to declare its Rights Agreement inapplicable to any fully financed, all-cash tender offer to purchase all of the Company's outstanding Common Stock that, among other requirements, is proposed after September 1, 1998 and ensures holders of the Company's Common Stock a per share price that is the greater of an amount in excess of $40 and 140% of the average closing price per share of the Company's Common Stock on the Nasdaq National Market System during a specified 20 trading day period ending before announcement of the tender offer, and (v) the Wyser-Pratte Group and its affiliates and associates will cease any further proxy solicitations of the Company's stockholders, as well as refrain from taking certain other actions, until January 1, 2000.

     The Company previously furnished to stockholders, together with the Proxy Statement, a white proxy card which identified Richard J. Bogomolny and John H. Cribb as the nominees of the Board to stand for election at the Annual Meeting as the class of directors to hold office for three-year terms expiring at the 2001 annual meeting. Pursuant to the Settlement Agreement, the Company and the Wyser-Pratte Group have agreed to cooperate with each other to select one new candidate by no later than October 31, 1998 to fill the Vacancy on the Board to serve for the remainder of the three-year term expiring at the 1999 annual meeting. In the event the

Company and the Wyser-Pratte Group are unable to mutually agree on a candidate by October 31, 1998, the Company has agreed that the Vacancy will be filled by Mr. Macey.

     Because the Wyser-Pratte Group has agreed to withdraw its nomination of Mr. Macey and its stockholder proposals as discussed above, the only matter expected to be considered at the Annual Meeting is the election of Messrs. Bogomolny and Cribb to the Board. Accordingly, the white proxy card enclosed with this Supplement differs from the white proxy card previously furnished by the Company's Board in that it relates only to the election of directors to the Company's Board and does not contain any stockholder proposals. IF YOU SUBMITTED OR IF YOU SUBMIT THE WHITE PROXY CARD PREVIOUSLY FURNISHED TO YOU, YOUR VOTES ON THE DIRECTOR NOMINATIONS WILL REMAIN IN EFFECT, BUT YOUR VOTES ON THE STOCKHOLDER PROPOSALS WILL BE OF NO EFFECT. BECAUSE THE WYSER-PRATTE GROUP HAS WITHDRAWN ITS NOMINATION AND PROPOSALS, IF YOU SUBMITTED OR IF YOU SUBMIT THE GOLD PROXY CARD FURNISHED TO YOU BY THE WYSER-PRATTE GROUP, YOUR VOTES ON SUCH CARD, INCLUDING ANY VOTES WITH RESPECT TO THE WYSER-PRATTE GROUP'S DIRECTOR NOMINEE AND ALL OTHER STOCKHOLDER PROPOSALS SUBMITTED TO THE COMPANY, INCLUDING THOSE REGARDING PROPOSED BYLAW AMENDMENTS, WILL BE OF NO EFFECT, AND THE PERSONS IDENTIFIED AS PROXIES ON SUCH PROXY CARD WILL NOT BE PERMITTED TO EXERCISE THEIR AUTHORITY TO VOTE FOR THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS. Thus, if you wish to vote with respect to the Board's nominees and have not previously done so with a white proxy card, or if you wish to change the votes you may have previously cast with respect to the election of directors, please submit the revised white proxy card enclosed with this Supplement.

     The Board of Directors does not intend to bring before the Annual Meeting any matters other than the election of directors specifically described above and knows of no matters other than the foregoing to come before the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the persons named in the white proxy card to vote such proxy in accordance with their judgment.

     Stockholders are urged to promptly sign, date and return the enclosed white proxy card in the envelope enclosed for your convenience. If you previously returned a proxy card with respect to the Annual Meeting, return of the enclosed proxy card will revoke the prior proxy. Any person signing a proxy in the form accompanying this Supplement, or in the form previously provided with the Proxy Statement, has the power to revoke such proxy prior to the closing of the polls at the Annual Meeting or any adjournment or postponement thereof. A proxy may be revoked by timely delivery to Innisfree M&A Incorporated, as Tabulating Agent for the Annual Meeting, of a writing stating that the proxy is revoked or a subsequent proxy or by attendance at the Annual Meeting or any adjournment or postponement thereof and voting in person.

BACKGROUND OF THE SETTLEMENT AGREEMENT

     On June 11, 1998, certain members of the Wyser-Pratte Group furnished the Company with a submission (the "Advance Notice Submission") of their intention to (i) nominate, and solicit proxies in support of, one candidate, Mr. Macey, to stand for election to the Company's Board at the Annual Meeting (the "Nomination") and (ii) propose, and solicit proxies in support of, five binding resolutions (the "Bylaw Proposals") and one non-binding resolution (the "Expense Proposal" and, together with the Bylaw Proposals, the "Proposals") at the Annual Meeting (collectively, the Nomination and the Proposals referred to herein as the "Proxy Contest").

     On July 13, 1998, the Company commenced an action against certain members of the Wyser-Pratte Group in the United States District Court for the District of Delaware (the "Federal Litigation") seeking to declare certain of the Proposals invalid and an injunction requiring the Wyser-Pratte Group to correct false and misleading statements in its proxy materials filed with the Securities and Exchange Commission (the "SEC"). On August 11, 1998, certain members of the Wyser-Pratte Group commenced an action against the Company in the Court of Chancery of the State of Delaware (the "Delaware Litigation" and, together with the Federal Litigation, the "Pending Litigation") seeking to require the Company to permit members or agents of the Wyser-Pratte Group to inspect and copy the Company's stock list and certain related ancillary documents.

     Beginning on July 28, 1998 and from time to time through August 26, 1998, representatives of the Company and representatives of the Wyser-Pratte Group met by telephone conference to discuss the possibility of avoiding the Proxy Contest.

CERTAIN TERMS OF THE SETTLEMENT AGREEMENT

     On August 26, 1998, the Company and the Wyser-Pratte Group entered into the Settlement Agreement, pursuant to which, among other things, the Wyser-Pratte Group agreed to irrevocably withdraw the Advance Notice Submission, the Nomination and each Proposal, and to irrevocably terminate the Proxy Contest. Each member of the Wyser-Pratte Group also agreed to abstain from voting any shares owned by him or it in the election of directors at the Annual Meeting and not to grant a proxy to any person with respect to any such shares.

     The Settlement Agreement further provides that the Company may submit to the Wyser-Pratte Group, and the Wyser-Pratte Group may submit to the Company, a list of candidates proposed by it to fill the Vacancy on the Board, and that promptly after such candidates have been submitted, the Company and the Wyser-Pratte Group shall consult with each other to select from among such candidates one new director to fill the Vacancy by no later than October 31, 1998 (the "Wyser-Pratte Group Nominee"). In the event that the Company and the Wyser-Pratte Group fail to agree on a candidate to fill the Vacancy before October 31, 1998, the Board must promptly take all actions necessary to cause Mr. Macey to be appointed to fill the Vacancy by such date.

     The Settlement Agreement also provides that during the period commencing on September 1, 1998 and ending on May 31, 1999, the Company shall take all corporate actions necessary to declare the terms and conditions of the Rights Agreement dated as of August 25, 1987, as amended and restated as of July 31, 1996, between the Company and KeyBank National Association, as rights agent, and the stock purchase rights granted thereunder, inapplicable to any Qualifying Offer (as defined below) from and after the day that is 31 business days after the commencement (as such term is used in Rule 14d-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such offer through and until the earliest to occur of (i) the date on which such offer no longer constitutes a Qualifying Offer as a result of any amendment to such offer, (ii) the date on which such offer is withdrawn and (iii) May 31, 1999. As used in the Settlement Agreement, the term "Qualifying Offer" means any fully financed, all-cash tender offer to purchase all of the outstanding shares of Common Stock, on a fully diluted basis: (i) that is subject to Section 14(d)(1) of the Exchange Act; (ii) that is first proposed on or after September 1, 1998; (iii) that is subject to no condition other than (A) the tender to the offeror of at least a majority of the fully diluted shares of Common Stock, (B) the expiration of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the purchase of Common Stock pursuant to the offer, (C) satisfaction of the offeror with the results of due diligence performed in accordance with the Settlement Agreement and (D) other customary conditions dealing with the following subjects: (1) pending or threatened legal or administrative proceedings, (2) governmental action or enactment or application of statutes or regulations, (3) extraordinary changes in economic or political conditions, (4) extraordinary actions or transactions by the Company with respect to its capitalization, and (5) agreement with the Company on an alternative transaction; and (iv) pursuant to which the holder of each share of Common Stock will receive in cash for such share upon consummation of such offer the greater of (A) an amount in excess of $40 (before giving effect to any reclassification, share combination, share subdivision, share dividend, share exchange or similar transaction) and (B) an amount equal to the product of (1) 1.4 multiplied by (2) the average closing price per share of Common Stock on the Nasdaq National Market System, as quoted in The Wall Street Journal, during the twenty trading day period ending on the day before the fifth trading day immediately preceding the date on which the first public announcement of such offer is made.

     Under the Settlement Agreement, the Wyser-Pratte Group agreed to certain "standstill" restrictions for a period ending on January 1, 2000. Pursuant to these restrictions, the members of the Wyser-Pratte Group have agreed not to, and to cause their affiliates and associates not to, take any of the following actions with respect to a stockholders meeting held, or stockholder consent delivered, on or before January 1, 2000: (i) acquire, offer or propose to acquire, or agree to acquire (except, in any case, by way of stock dividends or other distributions or rights to purchase voting securities authorized by the Board and made available to holders of voting securities generally or to the Company's non-employee directors pursuant to any compensatory plan of the Company), directly or indirectly, whether by purchase, tender offer or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate, association or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any Company voting securities; (ii) whether in connection with the Annual Meeting, the Proxy Contest or otherwise, make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act ("Rule 14a-1(l)")) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any person with respect to the voting of any Company voting securities, initiate, propose or otherwise "solicit" (as such term is defined in Rule 14a-1(l)) stockholders of the Company for the approval of stockholder proposals (whether made pursuant to Rule 14a-8 promulgated by the SEC under the Exchange Act or otherwise), induce or attempt to induce any other person to initiate any such stockholder proposal, or otherwise communicate with the Company's stockholders or others pursuant to the rules governing the solicitation of proxies promulgated by the SEC under the Exchange Act with respect to any such proposal; (iii) subject to certain provisions of the Settlement Agreement, make any public announcement with respect to any proposal or offer involving any merger, consolidation, business combination, tender offer or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its affiliates; (iv) form, join or in any way participate in any "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Company voting securities; (v) deposit any Company voting securities in any voting trust or subject any Company voting securities to any agreement or other arrangement with respect to the voting of such securities; (vi) execute any written consent as stockholders with respect to the Company or its voting securities; (vii) otherwise act, alone or in concert with others, to control or seek to control, or influence or seek to influence, the Board, the management or the policies of the Company, other than through non-public communications with the directors of the Company, including the Wyser-Pratte Group Nominee acting in his capacity as a director of the Company; (viii) seek, alone or in concert with others, (A) to call a meeting of the Company's stockholders, (B) representation on the Board, except as specifically set forth in the Settlement Agreement, or (C) the removal of any member of the Board; (ix) make any publicly disclosed proposal regarding any of the foregoing; (x) publicly disclose any request to amend, waive or terminate any provision of the Settlement Agreement; or (xi) take or cause others to take any action inconsistent with any of the foregoing.

     Pursuant to the Settlement Agreement, the Company has agreed to reimburse the Wyser-Pratte Group for reasonable, documented, out-of-pocket expenses incurred in connection with the Proxy Contest, the Pending Litigation and the negotiation of the Settlement Agreement in an amount not to exceed $250,000.

     The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is included as an exhibit to the Company's Current Report on Form 8-K dated August 26, 1998 and filed with the SEC on August 27, 1998.

                                          By Order of the Board of Directors,

                                          Robert A. Goodman
                                          Secretary

August 28, 1998

                                         [TELXON LOGO]

                     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR THE ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 15, 1998

P The undersigned stockholder hereby appoints Frank E. Brick, Dr. Raj Reddy and Norton W. Rose, as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to
R represent and to vote, as provided on the reverse side hereof, all of the Common Stock of Telxon Corporation which the undersigned, as of the July 17, 1998 Record Date for the Annual Meeting, is
O entitled to vote at the Annual Meeting of Stockholders to be held on September 15, 1998 or any adjournment or postponement thereof.

X            THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE
             VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
             IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE
Y            ELECTION OF THE BOARD'S DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

               --------------------------------------------------------------
                 IMPORTANT -- THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN TODAY.
               --------------------------------------------------------------


 ................................................................................

                                  DETACH CARD

(continued from reverse side)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE BOARD'S NOMINEES

                     1. Election of Directors --                                                FOR
                        Board's Nominees: R. Bogomolny and J. Cribb       FOR      WITHHELD     BOTH
                                                                         BOTH        BOTH      EXCEPT:
                                                                          [ ]        [ ]         [ ]

                                                                ----------------------------------------
                                                                     (Except nominee written above)


                                        IN THEIR DISCRETION, THE PROXIES ARE
                                        AUTHORIZED TO VOTE UPON SUCH OTHER
                                        BUSINESS AS MAY PROPERLY COME BEFORE THE
                                        MEETING.

                                        Dated:----------------------------, 1998

                                        Signature(s)----------------------------

                                        ----------------------------------------

                                        Title:----------------------------------

                                        PLEASE SIGN EXACTLY AS NAME APPEARS
                                        HEREON. JOINT OWNERS SHOULD EACH SIGN.
                                        WHEN SIGNING AS AN EXECUTOR, CORPORATE
                                        OFFICER OR IN ANY OTHER REPRESENTATIVE
                                        CAPACITY, PLEASE GIVE FULL TITLE AS
                                        SUCH.

 ................................................................................
                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE BOARD'S
                     DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

            PLEASE SIGN, DATE AND RETURN THE ABOVE PROXY CARD TODAY USING THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT
                    YOU EXPECT TO ATTEND THE ANNUAL MEETING.